UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02	Non-Reliance on Previously Issued Financial Statements.

On August 10, 2020, the Board of Directors (the “Board”) of FaceBank Group, Inc. (the “Company”) concluded, upon the recommendation of the Company’s Audit Committee and in consultation with management and L J Soldinger Associates, LLC, the Company’s independent registered public accounting firm (“Soldinger”), that the Company will restate its financial statements as of and for the year ended December 31, 2019 and the quarter ended March 31, 2020 (the “Affected Periods”), as contained in the Company’s 2019 Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020. In light of the restatement, investors should no longer rely upon the financial statements for the Affected Periods.

Description of Error

In connection with the preparation of the Company’s condensed consolidated interim financial statements as of and for the quarter ended June 30, 2020, the Company identified an inadvertent error in the accounting for goodwill relating to the Company’s acquisitions of Nexway AG and Facebank AG. In connection with these acquisitions, goodwill was inadvertently impaired.

Upon further evaluation, the Company determined that goodwill amounting to $79.7 million should not have been impaired. Accordingly, the Company should have allocated $51.2 million towards the loss on deconsolidation of Nexway AG during the three months ended March 31, 2020, which would have resulted in a loss on deconsolidation of Nexway AG of $11.9 million. The financial statement misstatements reflected herein did not impact cash flows from operations, investing, or financing activities in the Company’s consolidated statements of cash flows for any period previously presented.

Internal Control Over Financial Reporting

The Company is in the process of finalizing its evaluation of the matter described above with respect to internal control over financial reporting and disclosure controls and procedures and will reiterate a previously disclosed material weakness in internal control over financial reporting related. The Company has concluded that its disclosure controls and procedures and internal control over financial reporting for the Affected Periods were not effective as of the end of each of the Affected Periods, as well as in subsequent periods until such material weakness as well as other previously-identified material weaknesses are remediated.

Timing of Restatement

The Company intends to restate the previously filed financial statements to correct for this accounting error in advance of filing the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2020, which the Company expects to file on a timely basis. Determination of the impact of the error described above is subject to continued analysis by management and Soldinger, the Company’s independent registered public accounting firm, and could change based on further review and analysis of the Affected Periods. The Company, when restating the previously filed financial statements, may also correct other previously identified errors that were determined to be immaterial.

The Board and members of the Company’s management have discussed the matters disclosed in this Item 4.02 with Soldinger, the Company’s independent registered public accounting firm.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 6, 2020, Ignacio Figueras was elected to the Board by unanimous written consent of the then-current members of the Board. Subsequently, the Ignacio was appointed to serve as a member of the Company’s newly-formed Compensation Committee. The Company issued a press release announcing the appointment of Mr. Figueras on August 10, 2020, a copy of which is attached hereto as Exhibit 99.1.

Ignacio “Nacho” Figueras is an award-winning Argentinian polo player, an entrepreneur, television personality, spokesperson, investor and philanthropist. Mr. Figueras is currently the captain and co-owner of the Black Watch polo team and is the owner of Cria Yata, a successful global horse breeding operation based in Argentina. In addition to his polo career, in collaboration with Flavors & Fragrances, Mr. Figueras has developed a luxury fragrance line, The Ignacio Figueras Collection, which is expanding to stores internationally in 2020; a portion of the proceeds from the collection’s sales support Sentebale, a charity of which Mr. Figueras has been an ambassador since 2006. Further, in 2013, Mr. Figueras and Estudio Ramos co-founded the Figueras Design Group (FDG), a global design consultancy headquartered in Buenos Aires with offices in New York and Chicago. Mr. Figueras is also an investor and a member of the board of directors and advisors at Flow Water, a fast-growing premium wellness water brand in North America as well as an advisory board member for Saudi Arabia’s Giga Project Amaala. Mr. Figueras is recognized around the globe for his nearly two-decade association as a spokesperson with Ralph Lauren and Ralph Lauren fragrances. The Company believes that Mr. Figueras’s background as an international athlete, entrepreneur, investor and philanthropist will bring a unique perspective to the Board.

There is no arrangement or understanding between Mr. Figueras and any other person, other than as described below, pursuant to which Mr. Figueras was elected as a director of the Company. There are no family relationships between Mr. Figueras and any director or executive officer of the Company, and, other than as described herein, no transactions involving Mr. Figueras that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Figueras was granted an option to purchase 66,132 shares of the Company’s common stock (the “Initial Award”) in accordance with the Company’s Outside Director Compensation Policy (the “Compensation Policy”) and subject to the Company’s 2020 Equity Incentive Plan (the “Plan”) and standard option award agreements thereunder. The Initial Award will vest in 36 equal, monthly installments beginning on the grant date, provided that Mr. Figueras continues to serve as a Service Provider (as defined in the Plan) through the applicable vesting date. In addition, any unvested potion of the Initial Award that remains outstanding as of the date of a change of control of the Company will immediately vest in full and become exercisable. In addition to the Initial Awards in accordance with the Compensation Policy, Mr. Figueras will receive an annual cash retainer of $45,000 for his Board service, subject to increase for service on Board committees. In addition to the Initial Award, Mr. Figueras will be eligible to receive an annual equity award in accordance with the Compensation Policy.

The Company entered into its standard form of indemnification agreement with Mr. Figueras, which is included as Exhibit 10.1. The form of indemnification agreement was previously filed as Exhibit 10.2 to the Company’s current report on Form 8-K filed April 7, 2020 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the Press Release and the Shareholder Letter contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding our expectations, beliefs, plans, operations and strategies relating to our business. Forward-looking statements may be identified by words such as “seek”, “believe”, “plan”, “estimate”, “anticipate”, expect”, “intend”, and statements that an event or result “may”, “will”, “should”, “could”, or “might” occur or be achieved and any other similar expressions. Forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements, and include the impact of the restatement on investor perception of the Company and its ability to remediate its material weaknesses, risks related to the Company’s access to capital and fundraising prospects to fund its ongoing operations and its ability to continue as a “going concern”, risks related to the Company’s ability to uplist to a national securities exchange, risks related to diverting management’s attention from the Company’s ongoing business operations to address integration and fundraising efforts, and other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in the Company’s periodic filings with the Securities and Exchange Commission and we encourage you to read such risks in detail. The forward-looking statements in this Current Report on Form 8-K, the Press Release and the Shareholder Letter represent our views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the dates of this Current Report on Form 8-K, the Press Release and the Shareholder Letter, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement by and between FaceBank Group, Inc. and its directors and officers (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 7, 2020).
99.1	Press Release of the Company dated August 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FACEBANK GROUP, INC.

Date: August 10, 2020	By	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer